                                                                    Exhibit 23.2



The Board of Directors
PLD Telekom Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG
Chartered Accountants

Calgary, Canada

July 28, 1998